EXHIBIT 10.7.2

AMENDMENT NO. 1

TO

THE ADMINISTRATIVE AND INVESTMENT SERVICES AGREEMENT

between

State Street Bank and Trust Company

and the

American Bar Retirement Association

(As Amended and Restated)

November 18, 2002

WHEREAS, State Street Bank and Trust Company, a Massachusetts trust company (“State Street Bank”), and the American Bar Retirement Association, an Illinois not-for-profit corporation (“ABRA”) have heretofore entered into an Administrative and Investment Services Agreement (As amended and Restated), dated November 18, 2002 (the “AISA Agreement”);

WHEREAS, the AISA Agreement obligates State Street Bank to provide certain services defined therein as Trustee Services, including the obligation to establish, maintain and serve as trustee of the ABA Members Collective Trust (as defined therein);

WHEREAS, Section 16.07 of the AISA Agreement provides that it can be amended by written agreement between State Street Bank and ABRA; and

WHEREAS, State Street desires to substitute its wholly-owned subsidiary, State Street Trust Company of New Hampshire, a New Hampshire trust company (“State Street Trust”), for State Street Bank as trustee of the ABA Members Collective Trust and ABRA has agreed to permit such substitution, subject to certain terms and conditions.

NOW, THEREFORE, in consideration of the mutual promises set forth below and other good and valuable consideration the receipt of which is hereby acknowledged, State Street Bank and ABRA hereby agree as follows:

1. The AISA Agreement is amended by inserting the following new Sections 1.64, 1.65, 1.66 and 1.67 immediately following Section 1.63 appearing in Article 1 thereof, by appropriately renumbering the remaining Sections of Article 1 and by appropriately renumbering all cross-references thereto:

1.64 “State Street Trust Agreement” means the agreement identical in form and in substance to the agreement attached hereto as Exhibit B and entered into between State Street and State Street Trust pursuant to Section 12.16 of this Agreement.

1.65 “State Street Trust Amendment” means the amendment to the ABA Members Collective Trust identical in form and in substance to the amendment attached hereto as Exhibit D.

1.66 “State Street Trust” means State Street Bank and Trust Company of New Hampshire, a trust company organized under the laws of the State of New Hampshire, all the capital stock of which is owned by State Street or an Affiliate.

1.67 “State Street Trust Guaranty” means the guaranty agreement identical in form and in substance to the agreement attached hereto as Exhibit C as executed and delivered pursuant to Section 12.16 of this Agreement.

2. Article 12 is amended by adding the following new Section 12.16 immediately following Section 12.15 appearing therein:

12.16 Substitution of State Street Trust as Trustee of the ABA Members Collective Trust. (a) Agreement Between State Street and State Street Trust. State Street shall enter into the State Street Trust Agreement with State Street Trust to provide the Trustee Services required of State Street under this Agreement, other than those Trustee Services required by Article 3. Such agreement shall be identical in form and in substance with the form of the State Street Trust Agreement, and ABRA shall be a third-party beneficiary of such agreement. The performance by State Street Trust of its obligations under the State Street Trust Agreement shall discharge any obligations imposed upon State Street under the AISA Agreement to the extent such agreement contemplates that State Street will serve as trustee of the ABA Members Collective Trust. State Street also shall execute and deliver to ABRA, on behalf of the Program, the Employers and the Investors a guaranty of the performance of State Street Trust that is identical in form and in substance with the State Street Trust Guaranty.

(b) Substitution of State Street Trust as Trustee of the ABA Members Collective Trust. Upon execution of the State Street Trust Agreement by all parties thereto and upon execution by State Street of the State Street Guaranty and its delivery to ABRA as provided in Section 12.16(a), State Street may amend the ABA Members Collective Trust to substitute State Street Trust for State Street as trustee thereof by executing an amendment identical in form and in substance to the State Street Trust Amendment, and upon such execution, State Street Trust shall be substituted for State Street as trustee of the ABA Members Collective Trust.

(c) Effect of Insolvency of State Street Trust. Notwithstanding any provision of this Agreement, the State Street Trust Agreement or the State Street Trust Amendment to the contrary, effective immediately upon the occurrence of an Insolvency or Regulatory Event (as defined below) State Street shall without any further approval by it or State Street Trust succeed as trustee of the ABA

Members Collective Trust, and State Street Trust shall, from and after such time, no longer be trustee of the Collective Trust (and shall be deemed to have resigned as trustee of the Collective Trust as of such time); provided, that nothing herein shall relieve State Street Trust of any of its liabilities arising pursuant to the Declaration of Trust prior to such time. The appointment of State Street as successor trustee will immediately vest title of the assets of the Collective Trust in State Street as successor trustee without any separate instrument or conveyance. As used herein, “Insolvency or Regulatory Event” means (i) the issuance or entry of a decree or order by an applicable state or federal bank regulator or a court of competent jurisdiction declaring or adjudicating State Street Trust a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjudication or composition of or in respect of State Street Trust under any applicable bankruptcy, insolvency, reorganization or other similar law, or appointing a receiver, liquidator, assignee, trustee, or similar official of State Street Trust or of any substantial part of its property or ordering the winding up or liquidation of its affairs; (ii) the institution by State Street Trust of proceedings to be declared or adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or similar official of State Street Trust or of any substantial part of its property, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to be declared or adjudicated a bankrupt; (iii) the seizure of State Street Trust or any substantial part of its property by an applicable state or federal bank regulator or pursuant to an order of a court of competent jurisdiction; or (iv) the issuance of a cease and desist or similar order against State Street Trust by an applicable state or federal bank regulator if such order prohibits, enjoins or otherwise prevents State Street Trust Company from acting as trustee of the Collective Trust. State Street shall cause the Board of Directors and the Chief Financial Officer of State Street Trust to inform State Street and ABRA in writing of the occurrence of an Insolvency or Regulatory Event. If a person claiming to be a creditor of State Street Trust alleges in writing that an Insolvency or Regulatory Event has occurred, State Street Trust shall promptly notify State Street and ABRA, and State Street shall determine whether such event has occurred and report the results of such determination, and the reasons therefor, to ABRA in writing.

3. Except as modified hereby, the AISA Agreement shall remain in full force and effect, without modification or waiver.

IN WITNESS WHEREOF, the parties have caused this instrument to be executed by their duly authorized officers on this 1st day of November, 2004.

STATE STREET BANK AND TRUST COMPANY

By:	/s/ James S. Phalen
Title:	Executive Vice President

AMERICAN BAR RETIREMENT ASSOCIATION

By:	/s/ Stuart M. Lewis
Title:	President